Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "COLOMBIA ENERGY RESOURCES, INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF SEPTEMBER, A.D. 2011, AT 3:03 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

5034078 8100

111014368

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9034744

DATE: 09-16-11

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:03 PM 09/16/2011
FILED 03:03 PM 09/16/2011
SRV 111014368 - 5034078 FILE

CERTIFICATE OF INCORPORATION

OF

COLOMBIA ENERGY RESOURCES, INC.
A Delaware Corporation

FIRST: The name of this Corporation is **Colombia Energy Resources, Inc.**

SECOND: The registered office of the Corporation in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The registered agent in charge thereof is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total stock this Corporation is authorized to issue is 105,000,000 shares with a par value of $.001 per share.

(a) Common Stock. The aggregate number of shares of Common Stock which the Corporation shall have the authority to issue is 100,000,000 shares at a par value of $.001 per share.

(b) Preferred Stock. The aggregate number of shares of Preferred Stock which the Corporation shall have authority to issue is 5,000,000 shares, par value $.001, which may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Board of Directors of the Corporation.

(c) Preemptive Rights. No stockholder of the Corporation shall have any preemptive right to subscribe to an additional issue of stock or to any security convertible into such stock of the Corporation.

FIFTH: The name and mailing address of the incorporator is Ronald N. Vance, Attorney at Law, 1656 Reunion Avenue, Suite 250, South Jordan, Utah 84095.

SIXTH: In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. The directors are specifically given the authority to mortgage or pledge any or all assets of the business with stockholders' approval. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

The number of directors constituting the initial Board of Directors of this corporation is seven (7). The names and addresses of persons who are to serve as Directors until the first annual meeting of stockholders or until their successors are elected and qualify are:

NAME	ADDRESS
Edward P. Mooney	One Embarcadero Center, Suite 500 San Francisco, CA 94901

Daniel F. Carlson	One Embarcadero Center, Suite 500 San Francisco, CA 94901
James J. Wolff	One Embarcadero Center, Suite 500 San Francisco, CA 94901
Barry G. Markowitz	One Embarcadero Center, Suite 500 San Francisco, CA 94901
William C. Gibbs	One Embarcadero Center, Suite 500 San Francisco, CA 94901
Ronald G. Stovash	One Embarcadero Center, Suite 500 San Francisco, CA 94901
Peter B. Lilly	One Embarcadero Center, Suite 500 San Francisco, CA 94901

SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under §174 of the General Corporation Law of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such person occurring prior hereto.

EIGHT: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

NINTH: The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of Delaware.

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 16th day of September, A.D. 2011.

By: [signature]
Ronald N. Vance, Incorporator

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Reservation No.	**Entity Name**	**Entity Type**	**Cost**	**Status**	**Expiration Date** (mm/dd/yyyy)
5034078	COLOMBIA ENERGY RESOURCES INC.	CORPORATION	**75.00**	RESERVED	01/04/2012

SRV Number - 110981779

Payment Type - Credit Card

Card Number - ************2000

Card Type - AX

Credit Card Reference Number - 090611165522315

Amount Charged - $75.00

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